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                                                                EXHIBIT 10.32

[KETTLE LOGO]

                                                        KETTLE RESTAURANTS, INC.
- --------------------------------------------------------------------------------

Via FAX No. (310) 479-0461                         March 29, 1995

Mr. Dennis R. Ascher, Vice President
Foothill Capital Corporation
11111 Santa Monica Boulevard, Suite 1500
Los Angeles, California 90025-3333

         Re: Sale of Kettle Unit #488, Ft. Walton Beach, Broward County, Florida (the "Property")

Dear Dennis:

         The purpose of this letter is to confirm our understanding that Foothill Capital Corporation ("Foothill") has consented to the sale by Kettle of the Property, and to the release of the Property from the liens of the First Indenture (as defined on Exhibit "A" attached hereto and incorporated herein by this reference for all purposes), on the following terms:

1. A portion of the net proceeds of such sale shall be utilized by Kettle to purchase, for 1 00% of their par value, $240,000 of the 15-7/8% Subordinated Debentures due 1996 (the "Bonds") plus accrued interest through the date of payment, held by Foothill Capital Corporation ("Foothill"), such transaction to be consummated in accordance with any required or appropriate procedures pursuant to the Indenture dated as of December 1, 1984 between Kettle and Texas Commerce Bank, National Association, or otherwise under applicable laws.

2. On or before April 30,1995, Kettle and Foothill shall have taken such steps as are reasonably necessary to subject Kettle Unit #072 located in Houston, Texas, as more particularly described on Exhibit "B" attached hereto and incorporated herein by this reference for all purposes (the "Substitute Site") to the liens of the Indenture, including the preparation, execution and recording of documentation reasonably acceptable to Foothill and the furnishing to Foothill of an Owner Policy of Title Insurance in an amount, and containing only such exceptions to title, as may be acceptable to Foothill. All costs of such transaction, including without limitation, title policy premiums, recording fees and attorneys fees, shall be paid by Kettle. Foothill agrees that, notwithstanding anything in the Indenture to the contrary (including but not limited to the provisions of Section 6.3 of the First Indenture) which may be deemed to apply to this transaction, Foothill shall not require an appraisal of the Substitute Site, nor compliance with any other provisions of Section 6.3 of the First Indenture.

3. To the extent that Article 4 of the First Indenture may be or be deemed to be applicable to the sale of the Property, Kettle and Foothill agree as follows:

         (a) Foothill consents to the sale of the Property and shall instruct the Trustee under the Indenture to execute and deliver a release of lien with respect thereto; and

         (b) to the extent that the Property may be or be deemed to be "Other Property" as defined in the Indenture, Foothill has agreed to waive compliance by Kettle with the requirements of
                 Section 4.2 of the Indenture with respect to "Dispositions of Other Property", and to waive any failure to comply with such
                 Section 4.2 which may be related to the sale of the Property.


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Mr. Dennis R. Ascher                                              March 29, 1995
Foothill Capital Corporation                                              Page 2

4. Reference is hereby made to that certain Loan Agreement, as modified and extended (the "Loan Agreement") dated as of February 11, 1994, between Kettle and Foothill, under which Foothill made a $1,000,000 term loan to Kettle (the "Term Loan"), as modified and extended by letter agreement dated as of February 10, 1995, and further extended by letter agreement dated as of February 28, 1995, as secured, inter alia, pursuant to a Security Agreement (the "Security Agreement") dated as of February 11, 1994, by and between Kettle and Foothill. Kettle and Foothill agree that the "Collateral", as defined in the Security Agreement, shall remain collateral security for the prompt satisfaction of the 13.30% Note Obligations (as defined in the Security Agreement), and Foothill shall have no obligation to release such Collateral from the lien or security interest created by the Security Agreement, until the Obligations (as defined in the Security Agreement) have been paid in full and the Substitute Site has been subjected to the liens of the Indenture, as provided in paragraph 2 above.

5. Reference is hereby made to that certain letter agreement dated "as of September 1, 1994" by and between Kettle and Foothill dealing, inter alia, with Foothill's consent to the closing of "Kettle" Units #081 and the Property (the "Prior Letter"). The terms and provisions of this letter supersede and replace the provisions of numbered paragraph 2 of the Prior Letter as such provisions apply to the Property. Except as specifically provided in the immediately preceding sentence hereof, the Prior Letter shall remain in full force and effect as originally executed.

         If the foregoing correctly represents your understanding of our agreements, please so indicate by your signature below.

                                                    Sincerely,

                                                    KETTLE RESTAURANTS, INC.

                                                    /s/ Carlette Woods
                                                    ----------------------------
                                                    Carlette Woods
                                                    Vice President-Finance

ACCEPTED AND AGREED TO this 29th day of March, 1995.

FOOTHILL CAPITAL CORPORATION

By:      /s/ Dennis R. Ascher
         --------------------
         Dennis R. Ascher
         Vice President


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                                   EXHIBIT "A"

To Letter Agreement dated as of March 29, 1995 by and between Kettle Restaurants, Inc. and Foothill Capital Corporation with respect to sale of Kettle Unit #488, Ft. Walton Beach, Broward County, Florida.

          Pursuant to that certain Note Purchase Agreement dated as of June 1, 1989 between Kettle Restaurants, Inc., a Texas corporation (formerly known as KRA, Inc.) ("Kettle"), Kettle Restaurants, Inc., a Texas corporation (which was merged into KRA, Inc. on June 23, 1989), Principal Mutual Life Insurance Company ("Principal Mutual"), and Wisconsin Life Insurance Company ("Wisconsin"), Kettle authorized and issued (i) to Principal Mutual that certain 13.30% Senior Secured Note Due 1999 dated as of June 23, 1989 in the aggregate principal amount of $14,000,000.00, and (ii) to Wisconsin that certain 13.30% Senior Secured Note Due 1999 dated as of June 23, 1989, in the aggregate principal amount of $2,000,000.00 (individually, the "$14,000,000 Note" and the "$2,000,000 Note",
respectively, and collectively, the "Notes"). Foothill Capital Corporation ("Foothill") is now the holder of the $14,000,000 Note, and Foothill is now the holder of the $2,000,000 Note. The Notes are secured by (i) that certain Indenture, Deed of Trust, Security Agreement, Assignment of Leases and Financing Statement (Fixture Filing) dated June 1, 1989, executed by KRA, Inc. to NCNB Texas National Bank, as trustee ("NCNB"), for the ratable benefit of the holders of the Notes and recorded in various counties within the states of Colorado, Florida, Louisiana, Missouri, New Mexico, North Carolina, Oklahoma, Texas and Virginia, as modified and affected by (a) that certain First Supplemental Indenture, Deed of Trust, Security Agreement, Assignment of Leases and Financing Statement (Fixture Filing) dated as of June 23, 1989, executed by Kettle to NCNB, as trustee, for the ratable benefit of the holders of the Notes, (b) that certain Waiver and Amendment dated January 30, 1991, executed by Principal Mutual and Kettle, (c) that certain letter dated January 20, 1992, executed by Principal Mutual and Kettle, (d) that certain letter dated December 16, 1992, executed by Principal Mutual and Kettle, (e) that certain letter dated March 15, 1993, executed by Principal Mutual and Kettle, (f)that certain letter dated May 14, 1993, executed by Principal Mutual, (g) that certain letter dated May 25, 1993, executed by Principal Mutual, (h) that certain Forbearance Agreement dated as of May 28, 1993, executed by Principal Mutual, Central Life Assurance Company ("Central Life") and Kettle, (i) that certain letter dated June 1, 1993, executed by Principal Mutual to Kettle, (j) that certain letter dated June 30, 1993, executed by Principal Mutual and Kettle, (k) that certain letter dated August 2, 1993, executed by Principal Mutual and Kettle, (l) that certain Forbearance Agreement dated as of October 1, 1993, executed by Principal Mutual, Central Life and Kettle, (m) that certain Forbearance Agreement dated as of November 1, 1993 executed by Principal Mutual, Central Life and Kettle, (n) that certain Forbearance Agreement dated as of November 24, 1993 executed by Foothill and Kettle, (o) that certain letter agreement waiving and amending Section 4.13 of the Indenture dated as of January 21, 1994, executed by Foothill and Kettle,
(p) that certain letter agreement dated as of May 27, 1994, executed by Foothill and Kettle, (q) that certain letter agreement dated as of June 3, 1994. executed by Foothill and Kettle, (r) that certain letter agreement dated as of July 26, 1994 executed by Foothill and Kettle, (s) that certain letter agreement dated as of August 17, 1994, executed by Foothill and Kettle, (t) that certain letter dated as of September 1, 1994 executed by NationsBank of Texas, National Association, as Trustee to Kettle, (u) that certain letter agreement dated as of September 8, 1994, executed by Foothill and Kettle, (v) that certain letter agreement dated effective as of September 21, 1994 executed by Foothill and Kettle, (w) that other certain letter agreement also dated as of September 21, 1994 executed by Foothill and Kettle, (x) that certain letter agreement dated as of October 24, 1994 to be effective as of September 1, 1994 executed by Foothill and Kettle, (y) that certain letter agreement dated as of October 25, 1994 executed by Foothill and Kettle, (z) that certain letter agreement dated as of November 29, 1994 executed by Foothill and Kettle, (aa) that other certain letter agreement also dated as of November 29, 1994 executed by Foothill and Kettle, (ab) that certain letter agreement dated as of December 28, 1994 executed by Foothill and Kettle, (ac) that certain Amendment to Indenture and Notes dated as of January 25, 1995, executed by Foothill and Kettle, (ad) that certain letter agreement dated as of February 28, 1995, executed by Foothill and Kettle, and as modified by letter agreement dated as of March 27, 1995, executed by Foothill and Kettle, and (ae) that certain letter agreement dated as of March 28, 1995 by and between Foothill and Kettle (as modified and affected, the "First Indenture"), and (ii) that certain Indenture, Deed of Trust, Security Agreement, Assignment of Leases and Financing Statement (Fixture Filing) dated as of May 28, 1993, executed by Kettle to NationsBank of Texas, National Association, as trustee, for the ratable benefit of the holders of the Notes encumbering as of the date hereof six (6) properties within various counties within the states of Oklahoma, Tennessee, and Texas (as modified and affected by the documents described in clauses (h) - (ae) above, the "Second Indenture") (the First Indenture and the Second Indenture being hereinafter collectively referred to as the "Indenture"). NationsBank of Texas, National Association ("Trustee") is the current trustee of the First Indenture and the Second Indenture. All capitalized terms not defined herein shall have the meanings assigned to them in the First Indenture and the Second Indenture, respectively.


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                                   EXHIBIT "B"

                                 SUBSTITUTE SITE

A tract or parcel of land containing 23,459 square feet out of Lot B of Bayou Woods, Section Three, as recorded in Volume 22, Page 54, Harris County Map Records, Harris County, Texas, and more particularly described as follows:

BEGINNING at the Southeast corner of Lot B, Bayou Woods, Section Three, as recorded in Volume 22, Page 54, Harris County Map Records, said corner also being the Northwest corner of Lot 6; said corner marked with a 5/8 inch iron rod.

THENCE West 125.11 along the South line of said Lot B to the Southwest corner of the herein described tract, said corner marked with a 1/2 inch iron pipe;

THENCE North 00 degs. 20 mins. 05 secs. East - 189.97 feet along the West line of the herein described tract to its intersection with the South line of Interstate 10 West said intersection marked with a 1/2 inch iron pipe;

THENCE South 88 degs. 29 mins. 43 secs. East - 124.04 feet along the South line of Interstate 10 to a 5/8 inch iron rod marking the Northeast corner of Lot B, Bayou Woods, Section Three;

THENCE South 186.71 feet along the East line of said Lot B to a 5/8 inch iron rod marking the Southeast corner of said Lot B to the Point of beginning, and containing 23,459 square feet of land